EXHIBIT 10.3

                            MASTER SERVICER AGREEMENT


     MASTER SERVICER AGREEMENT (this "Agreement"), dated as of December ___, 1999, between 21st HOLDINGS, LLC, ("21st Services"), as Master Servicer, CAPITAL RESOURCE GROUP ONE, LLC ("Capital"), UNITED FUNDS, LLC ("UNITED"), as Subservicer, and THE CHASE MANHATTAN BANK, as Trustee (the "Trustee").

                               W I T N E S S E T H

     WHEREAS, pursuant to that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of the date hereof, among Capital, United, 21st Services and the Trustee, United agreed to act as the Subservicer of all Senior Insurance Settlements now beneficially owned and held or hereafter acquired by the Senior Insurance Settlements Funding Trust 1999 (the "Trust") and as further defined in the Pooling and Servicing Agreement (collectively, the "Senior Insurance Settlements").

     WHEREAS, the Trustee has requested 21st Services to be the Master Servicer and 21st Services is willing to be the Master Servicer of the Senior Insurance Settlements, subject to the terms and conditions contained herein and in the Pooling and Servicing Agreement.

     WHEREAS, subsequent to the termination of the Subservicer under the Pooling and Servicing Agreement the Trustee intends to appoint 21st Services as Successor Servicer and 21st Services is willing, subject to the terms and conditions contained herein and in the Pooling and Servicing Agreement, to accept said appointment as Successor Servicer.

     NOW THEREFORE, the Trustee, Capital, United and 21st Services agree as follows:

     1. Defined Terms. (a) Unless otherwise defined herein, the terms which are defined in the Pooling and Servicing Agreement are used herein as so defined.

          (b) The words "hereof," "herein," and "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     2. Acceptance of Appointment and Other Matters Relating to the Master Servicer.

          (a) Trustee hereby appoints 21st Services as the Master Servicer of the Senior Insurance Settlements and 21st Services hereby accepts the appointment.

          (b) 21st Services shall perform all the duties and obligations of Master Servicer under the Pooling and Servicing Agreement.

          (c) 21st Services shall continue to act as Master Servicer until such time as it shall accept an appointment to serve as Successor Servicer under the terms of this Agreement and the Pooling and Servicing Agreement.

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          (d) 21st Services shall not resign as Master Servicer during the term of the Pooling and Servicing Agreement, provided that if the Master Servicer fails to receive its fees and expenses for a period of at least 90 days after they become due it shall be entitled to resign by giving written notice to United and the Trustee.

          (e) 21st Services shall be entitled to a fee for its services and reimbursement for its expenses as provided in the Pooling and Servicing Agreement. 21st Services shall also be entitled to additional fees for life expectancy analysis, tracking of insureds and claim filing, which fees shall be paid in addition to and in accordance with the monthly Master Servicer's Fee schedule in the Pooling and Servicing Agreement.

          (f) 21st Services shall perform all services in Exhibit A attached hereto.

          (g) 21st Services shall also receive an underwriting/closing fee from Capital on each Closing Date of .3% of each insurance policy's face value of the Senior Insurance Settlements purchased by Capital.

          (h) Capital shall grant to 21st Services a right entitling 21st Services to receive five (5%) percent of the Trust's assets remaining in Tranche I and Tranche II of the Trust, respectively, after all interest and principal payments have been made to Certificateholders.

          (i) The Subservicer shall provide 21st Services with the Closing Date Reports, the Subservicer's Semi-Annual Certificate, and the Subservicer's Annual Certificate as provided in Sections 3.4(a), 3.4(c) and 3.5 of the Pooling and Servicing Agreement. Such reports shall accurately reflect the transactions involving the Senior Insurance Settlements, and 21st Services shall maintain such reports such that at any time 21st Services can properly perform the duties of the Subservicer in the event it is appointed as a Successor Servicer.

          (j) The Subservicer shall provide 21st Services a copy of the computer software used by the Subservicer in servicing the Senior Insurance Settlements, and 21st Services shall maintain such software.

          (k) The Subservicer shall provide 21st Services on each Closing Date all data relating to the Senior Insurance Settlements transferred from Capital to the Trust, and 21st Services shall maintain such data, such that at all times the records of 21st Services will accurately reflect the transactions involving the Senior Insurance Settlements and accurately match the data available on the Subservicer's computer and in the Subservicer's possession.

          (l) The Subservicer shall provide 21st Services with true copies of the Daily and Weekly Reports provided for in Section 3.4(b) of the Pooling and Servicing Agreement, and 21st Services shall generate reports of its accounts accurately reflecting the information provided by Subservicer in the Daily and Weekly Reports.

          (m) The Subservicer shall make arrangements with the Lockbox Bank under which 21st Services shall receive a copy of each lockbox remittance report and all other statements relating to the Lockbox Account at the same time such items are provided to the Subservicer. The term "Lockbox Bank" refers to The Chase Manhattan Bank or any successor bank holding the Lockbox Account.

                                      (2)

          (n) 21st Services shall be entitled to assume that the information contained in the reports and data received by it hereunder and under the Pooling and Servicing Agreement is true and correct. 21st Services shall be fully protected in relying upon such reports and data without any independent investigation or audit to prove the facts stated therein. 21st Services shall have no duty to monitor, investigate, or audit any records or activities of the Subservicer with respect to the servicing of the Senior Insurance Settlements other than to obtain and maintain the reports and data it receives pursuant to this Agreement and the Pooling and Servicing Agreement. 21st Services shall not have responsibility or liability for any acts or omissions of the Subservicer with respect to servicing the Senior Insurance Settlements.

     3. Acceptance of Appointment and Other Matters Relating to the Successor Servicer.

          (a) Upon the termination of the Subservicer, pursuant to Sections 10.1 and 10.2 of the Pooling and Servicing Agreement, and for so long as this Agreement is in full force and effect, the Trustee will promptly appoint 21st Services as the Successor Servicer and 21st Services shall accept such appointment. In accordance with such acceptance, 21st Services shall be entitled to a one-time transfer of management fee in the amount of $100,000.

          (b) Upon its appointment, 21st Services, as the Successor Servicer, shall service and administer the Senior Insurance Settlements pursuant to the terms and conditions of the Pooling and Servicing Agreement and subject to the rights, remedies, and protections set forth in this Agreement.

          (c) 21st Services, as the Successor Servicer, shall be the successor in all respects to the Subservicer with respect to servicing functions under the Pooling and Servicing Agreement, shall be bound by the terms and conditions of the Pooling and Servicing Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Subservicer by the terms and provisions thereof, and all references in the Pooling and Servicing Agreement to the Subservicer in its capacity as Subservicer shall be deemed to refer to the Successor Servicer except that
     (i) the references to the Subservicer in Sections 3.6 and 8.4 of the Pooling and Servicing Agreement shall continue to refer to United and (ii) the Subservicer's expenses in Section 3.2 of the Pooling and Servicing Agreement shall not include the reasonable fees of and disbursements to independent accountants, which shall continue to be the expense of United. 21st Services, as the Successor Servicer, shall be authorized to delegate any of its duties as Successor Servicer to United or a third party on and after the date of any transfer of the servicing pursuant to Section 10.2 of the Pooling and Servicing Agreement.

          (d) In connection with such appointment and assumption, 21st Services, as the Successor Servicer, shall be entitled to the same compensation, indemnification, and reimbursement of expenses provided for the Subservicer under Section 3.2 of the Pooling and Servicing Agreement.

          (e) In the event the Master Servicer becomes the Successor Services, its duties shall be limited to taking over the existing Senior Insurance Settlements then being serviced by the Subservicer and performing the duties of the Subservicer with respect to such Senior Insurance Settlements during the Amortization Period.

                                      (3)
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     4. Limitation on Liability and Protections of the Successor Servicer.

          (a) The liability of 21st Services, as the Successor Servicer, shall be limited as set forth in the Polling and Servicing Agreement and in this Agreement.

          (b) The Master Servicer shall be entitled to all of the rights, remedies, and protections in carrying out its duties and responsibilities as Master Servicer or Successor Servicer as set forth in the Pooling and Servicing Agreement and in this Agreement.

     5. Termination Date. All authority and power granted to 21st Services as the Successor Servicer, under this Agreement shall automatically cease and terminate upon termination of the Pooling and Servicing Agreement in accordance with its terms.


     6. Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by New York, without giving effect to its conflict of laws provisions.


     7. Notices. All demands, notices and communications hereunder shall be in writing and shall be sent to (a) in the case of the 21st Services, IDS Center, Suite 1650, 80 South 8th Street, Minneapolis, MN 55402, Attention: Mr. Robert Simon, and (b) in the case of Trustee, Corporate Trust Department, The Chase Manhattan Bank, 450 W. 33rd Street, 15th Floor, New York, NY 10001, Attention:
____________, or as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     8. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Master Servicer Agreement.

     9. Counterparts. This Agreement may be executed in two or more counterparts (any by different parties on separate counterparts), each of which shall be an original and all of which together shall constitute one and the same instrument.

     10. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

     11. Amendment. This Agreement may not be modified, amended, waived, or supplemented except in writing executed by the parties hereto.

     12. Headings. The headings herein are for purpose of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                      (4)
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     13. Pooling and Servicing Agreement Controls. In the event any provisions of this Agreement shall be inconsistent with any provisions of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall control

     IN WITNESS WHEREOF, 21st Services, Capital, United, and the Trustee have caused this Master Servicer Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                MASTER SERVICER:

                                21ST HOLDINGS, LLC


                                By: ________________________________________

                                Title: _____________________________________


                                SUBSERVICER:

                                UNITED FUNDS, LLC


                                By: ________________________________________

                                Title: _____________________________________



                                CAPITAL RESOURCE GROUP ONE, LLC


                                By: ________________________________________

                                Title: _____________________________________



                                TRUSTEE:

                                THE CHASE MANHATTAN BANK


                                By: ________________________________________

                                Title: _____________________________________


                                      (5)
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                                   SCHEDULE I


                      List of Senior Insurance Settlements



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                                    EXHIBIT A


                            Duties of Master Servicer